                                                                    EXHIBIT 3.54

                              PAPER CHEMICALS, INC.

                                     BY-LAWS

                                TABLE OF CONTENTS

ARTICLE I OFFICES
   Section 1.01   Registered Office and Agent
   Section 1.02   Other Offices

ARTICLE II SHAREHOLDERS
   Section 2.01   Place of Meetings
   Section 2.02   Annual Meeting
   Section 2.03   Voting List
   Section 2.04   Special Meetings
   Section 2.05   Notice
   Section 2.06   Quorum
   Section 2.07   Majority of Vote; Withdrawal of Quorum
   Section 2.08   Method of Voting
   Section 2.09   Representation by Proxy
   Section 2.10   Record Date; Closing Transfer Books
   Section 2.11   Action Without Meeting

ARTICLE III DIRECTORS
   Section 3.01   Management
   Section 3.02   Number; Qualification; Election; Term
   Section 3.03   Change in Number
   Section 3.04   Removal
   Section 3.05   Vacancies
   Section 3.06   Election of Directors
   Section 3.07   Place of Meetings
   Section 3.08   First Meetings
   Section 3.09   Regular Meetings
   Section 3.10   Special Meetings
   Section 3.11   Quorum; Majority Vote
   Section 3.12   Action Without Meeting
   Section 3.13   Compensation
   Section 3.14   Procedure
   Section 3.15   Interested Directors

ARTICLE III COMMITTEES OF DIRECTORS
   Section 4.01   Designation
   Section 4.02   Authority
   Section 4.03   Procedure
   Section 4.04   Removal

ARTICLE V NOTICE
   Section 5.01   Method

   Section 5.02   Waiver

ARTICLE VI OFFICERS AND AGENTS
   Section 6.01   Number; Qualification; Election; Term
   Section 6.02   Removal
   Section 6.03   Vacancies
   Section 6.04   Authority
   Section 6.05   Compensation
   Section 6.06   President
   Section 6.07   Vice President
   Section 6.08   Secretary
   Section 6.09   Treasurer

ARTICLE VII CERTIFICATES OF STOCK AND SHAREHOLDERS
   Section 7.01   Certificates
   Section 7.02   Replacement of Lost or Destroyed Certificates
   Section 7.03   Transfer of Shares
   Section 7.04   Registered Shareholders
   Section 7.05   Restrictions on Transfer

ARTICLE VIII GENERAL PROVISIONS
   Section 8.01   Dividends and Reserves
   Section 8.02   Books and Records
   Section 8.03   Annual Statements
   Section 8.04   Checks and Notes
   Section 8.05   Fiscal Year
   Section 8.06   Seal
   Section 8.07   Indemnification
   Section 8.08   Insurance
   Section 8.09   Resignation
   Section 8.10   Amendment of By-Laws
   Section 8.11   Meetings by Conference Telephone
   Section 8.12   Invalid Provision
   Section 8.13   Table of Contents; Headings

                              PAPER CHEMICALS, INC.

                                     BY-LAWS

                                    ARTICLE I
                                     OFFICES

     Section 1.01. Registered Office and Agent. The registered office of the corporation shall be at 3901 Terry Street, Texarkana, Texas 75501. The name of the registered agent at such address is Jasper D. Stover.

     Section 1.02. Other Offices. The corporation may also have offices at such other places both within and without the State of Texas as the Board of
Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II
                                  SHAREHOLDERS

     Section 2.01. Place of Meetings. All meetings of the shareholders for the election of directors shall be held at the office of the corporation in
Texarkana, Texas. Meetings of shareholders for any other purpose may be held at such time and place, within or without the State of Texas, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2.02. Annual Meeting. An annual meeting of the shareholders, shall be held on the second Tuesday in January. If such day is a legal holiday, then the meeting shall be on the next secular day following. At such meeting, the shareholders shall elect directors and transact such other business as may properly be brought before the meeting.

     Section 2.03. Voting List. At least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at said meeting, arranged in alphabetical order, with the residence of each and the number of voting shares held by each, shall be prepared by the officer or agent having charge of the stock transfer books. Such list, for a period of ten days prior to such meeting, shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall be produced and kept open at the time and place of the meeting during the whole time thereof, and shall be subject to the inspection of any shareholder who may be present.

     Section 2.04. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the
Articles of Incorporation, or by these By-Laws, may be called by the President, the Board of Directors, or the holders of not less than one-tenth of all the shares entitled to vote at the meetings. Business transacted at a special meeting shall be confined to the objects stated in the notice of the meeting.

     Section 2.05. Notice. Written or printed notice stating the place, day, and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

     Section 2.06. Quorum. The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute, by the Articles of Incorporation or by these By-Laws. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

     Section 2.07. Majority Vote; Withdrawal of Quorum. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the Articles of Incorporation or of these
By-Laws, a different vote is required in which case such express provision shall govern and control the decision of such question. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     Section 2.08. Method of Voting. Except as hereinafter provided, every stockholder of record of the corporation shall be entitled at each meeting of stockholders to one vote for each share of stock standing in his name on the books of the corporation.

     Section 2.09. Representation by Proxy. At any meeting of the stockholders, any stockholder may be represented and vote by a proxy or proxies appointed by an instrument in writing subscribed by such shareholder or by his duly authorized attorney-in-fact and bearing a date not more than eleven months prior to such meeting, unless such instrument provides for a longer period. Each proxy shall be revocable unless expressly provided therein to be irrevocable, and in no event shall it remain irrevocable for a period of more than eleven months.
Each proxy shall be filed with the Secretary of the corporation prior to or at the time of the meeting.

     Section 2.10. Record Date; Closing Transfer Books. The Board of Directors
may designate in advance a record date for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such record date to be not less than ten nor more than

                                       -2-

fifty days prior to such meeting; or the Board of Directors may close the stock transfer books for such purpose for a period of not less than ten nor more than fifty days prior to such meeting. In the absence of any action by the Board of
Directors, the date upon which the notice of the meeting is mailed shall be the record date.

     Section 2.11. Action Without Meeting. Any action required by statute to be taken at a meeting of the shareholders of this corporation, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof and such consent shall have the same force and effect as a unanimous vote of the shareholders. Any such signed consent, or a signed copy thereof, shall be placed in the minute book of the corporation.

                                   ARTICLE III
                                    DIRECTORS

     Section 3.01. Management. The business and affairs of the corporation shall be managed by the Board of Directors who may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-Laws directed or required to be exercised or done by the shareholders.

     Section 3.02. Number; Qualification; Election; Term. The Board of Directors
shall consist of not less than one nor more than five directors, none of whom need be shareholders or residents of the State of Texas. The directors shall be elected at the annual meeting of the shareholders, except as hereinafter provided, and each director elected shall hold office until his successor shall be elected and shall qualify.

     Section 3.03. Change in Number. The number of directors may be increased or decreased from time to time by amendment to these By-Laws but no decrease shall have the effect of shortening the term of any incumbent director. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election or at an annual meeting or at a special meeting of shareholders called for that purpose.

     Section 3.04. Removal. Any director may be removed for cause at any special meeting of shareholders, by the affirmative vote of a majority of the number of shares of the shareholders present in person or by proxy at such meeting and entitled to vote for the election of such director if notice of intention to act upon such matter shall be given in the notice calling such meeting.

     Section 3.05. Vacancies. Any vacancy occurring in the Board of Directors
(by death, resignation, removal or otherwise) may be filled by an affirmative vote of a majority of the remaining directors though less than a quorum of the
Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

                                       -3-

     Section 3.06. Election of Directors. Directors shall be elected by a plurality vote of the shareholders in accordance with Section 2.08 of these
By-Laws.

     Section 3.07. Place of Meetings. Meetings of the Board of Directors,
regular or special, may be held either within or without the State of Texas.

     Section 3.08. First Meetings. The first meeting of each newly elected Board shall be held without further notice immediately following the annual meeting of shareholders, and at the same place, unless by unanimous consent the directors then elected and serving such time or place shall be changed.

     Section 3.09. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

     Section 3.10. Special Meetings. Special meetings of the Board of Directors may be called by the President on three days' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the
President or Secretary in like manner and on like notice on the written request of two directors. Except as may be otherwise expressly provided by statute, or by the Articles of Incorporation, or by these By-Laws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in a notice or waiver of notice.

     Section 3.11. Quorum; Majority Vote. At all meetings of the Board of
Directors a majority of the number of directors fixed by these By-Laws shall constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these By-Laws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 3.12. Action Without Meeting. Any action required by statute to be taken at a meeting of the Board of Directors, or any action which may be taken at a meeting of the directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof and such consent shall have the same force and effect as a unanimous vote of the directors. Any such signed consent, or a signed copy thereof, shall be placed in the minute book of the corporation.

     Section 3.13. Compensation. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of the executive committee or of special or standing committees may, by resolution of the Board of
Directors, be allowed like compensation for attending committee meetings.

                                       -4-

     Section 3.14. Procedure. The Board of Directors shall keep regular minutes of its proceedings. The minutes shall be placed in the minute book of the corporation.

     Section 3.15. Interested Directors. Any contract or other transaction between the corporation and any of its directors (or any corporation or firm in which any of its directors is directly or indirectly interested) shall be valid for all purposes notwithstanding the presence of such director at the meeting authorizing such contract or transaction, or his participation in such meeting.
The foregoing shall, however, apply only if the interest of each such director is known or disclosed to the Board of Directors and it shall nevertheless authorize or ratify such contract or transaction by a majority of the directors present, each such interested director to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry such vote. This section shall not be construed to invalidate any contract or transaction which would be valid in the absence of this section.

                                   ARTICLE IV
                             COMMITTEES OF DIRECTORS

     Section 4.01. Designation. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     Section 4.02. Authority. The committee, to the extent provided in such resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, except where action of the full Board of Directors is required by statute or by the Articles of Incorporation, and shall have power to authorize the seal of the corporation to be affixed to all papers which may require it.

     Section 4.03. Procedure. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required. The minutes of the proceedings shall be placed in the minute book of the corporation.

     Section 4.04. Removal. Any member of a committee may be removed by the
Board of Directors by the affirmative vote of a majority of the number of directors fixed by the By-Laws whenever in the judgment of the Board the best interests of the corporation will be served thereby.

                                    ARTICLE V
                                     NOTICE

     Section 5.01. Method. Whenever under the provisions of the statutes or of the Articles of Incorporation or of these By-Laws, notice is required to be given to any director or shareholder, and no provision is made as to how such notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given (a) in writing, by mail, postage prepaid, addressed to such director or shareholder at such address as appears on the

                                       -5-

books of the corporation, or (b) in any other method permitted by law. Any notice required or permitted to be given by mail shall be deemed to be given at the time when the same shall be thus deposited in the United States mails.

     Section 5.02. Waiver. Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of the statutes or of the Articles of Incorporation, or of the By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice shall be equivalent to the giving of such notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                   ARTICLE VI
                               OFFICERS AND AGENTS

     Section 6.01. Number; Qualification; Election; Term. The corporation shall have:

          (a) A President, one or more Vice Presidents (as the Board of
Directors shall determine), a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors at its first meeting after each annual meeting of shareholders, and each of whom shall hold office until his death, resignation or removal from office; and

          (b) Such other officers (including a Chairman of the Board and additional Vice Presidents) and assistant officers and agents as the Board of
Directors may deem necessary, each of whom may be elected or appointed by the
Board of Directors at any meeting, and each of whom shall hold office for such term as the Board of Directors may from time to time determine.

Any two or more offices may be held by the same person, except that the
President and the Secretary shall not be the same person.

     Section 6.02. Removal. Any officer or agent elected or appointed by the
Board of Directors may be removed by the Board of Directors whenever in its judgment the best interest of the corporation will be served thereby. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

     Section 6.03. Vacancies. Any vacancy occurring in any office of the corporation (by death, resignation, removal or otherwise) may be filled by the
Board of Directors.

     Section 6.04. Authority. Officers and agents shall have such authority and perform such duties in the management of the corporation as are provided in these By-Laws or as may be determined by resolution of the Board of Directors not inconsistent with these By-Laws.

                                       -6-

     Section 6.05. Compensation. The compensation of officers and agents shall be fixed from time to time by the Board of Directors.

     Section 6.06. President. The President shall be the Chief Executive Officer of the corporation, and shall preside at all meetings of the shareholders and the Board of Directors. The President shall put into operation such business policies of the corporation as shall be decided upon by the Board of Directors and communicated to the President. In effectuating the business policies of the
Board of Directors, the President shall have general and active management of the business and affairs of the corporation, including the power to appoint and discharge, subject to the approval of the Board of Directors, employees and agents of the corporation and prescribe their compensation and execute contracts and agreements in the name of and on behalf of the corporation. The orders and resolutions of the Board of Directors shall be carried out under the direction of the President and he shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe.
Likewise, the President shall have the responsibility of directing the corporation to pay all applicable federal and state taxes, including F.I.C.A,
F.U.T.A, and withholding taxes.

     Section 6.07. Vice President. The Vice Presidents in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and have the authority and exercise the powers of the President. They shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

     Section 6.08. Secretary. The Secretary shall attend all meetings of the
Board of Directors and all meetings of the shareholders, and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the executive committee when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors. He shall keep in safe custody the seal of the corporation and, when authorized by the Board of Directors or the executive committee, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the treasurer or an assistant secretary. He shall be under the supervision of the
President. He shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the
President may from time to time delegate.

     Section 6.09. Treasurer. (a) The treasurer shall have the custody of the separate funds and securities and shall keep full and accurate accounts of receipts and disbursements of the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

          (b) He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the
Board, or whenever they may require it, an account of all his transactions as treasurer and of the financial condition of the corporation.

                                       -7-

          (c) If required by the Board of Directors, he shall give the corporation a bond in such form, in such sum, and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

          (d) He shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the
President may from time to time delegate.

                                   ARTICLE VII
                     CERTIFICATES OF STOCK AND SHAREHOLDERS

     Section 7.01. Certificates. Certificates in such form as may be determined by the Board of Directors shall be delivered representing all shares to which shareholders are entitled. Such certificates shall be consecutively numbered and shall be entered in the books of the corporation as they are issued. Each certificate shall state on the face thereof the holder's name, the number and class of shares, the par value of such shares or a statement that such shares are without par value, and such other matters as may be required by law. They shall be signed by the President or a Vice President and such other officer or officers as the Board of Directors shall designate, and may be sealed with the seal of the corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent, or an assistant transfer agent or registered by a registrar, other than the corporation or any employee of the corporation, the signature of any such officer may be facsimile.

     Section 7.02. Replacement of Lost or Destroyed Certificates. The Board of
Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates representing shares to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond with a surety or sureties satisfactory to the corporation in such sum as it may direct as indemnity against any claim, or expense resulting from a claim, that may be made against the corporation with respect to the certificate or certificates alleged to have been lost or destroyed, and/or to furnish the corporation an affidavit describing the circumstances surrounding the loss of the certificates.

     Section 7.03. Transfer of Shares. Shares of stock shall be transferable only on the books of the corporation by the holder thereof in person or by his duly authorized attorney. Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer the corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                                       -8-

     Section 7.04. Registered Shareholders. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

     Section 7.05. Restriction on Transfer. Any restrictions imposed by the corporation on the sale or other disposition of its shares and on the transfer thereof must be copied at length or in summary form on the face, or so copied on the back and referred to on the face, of each certificate representing shares to which the restriction applies. In lieu of setting forth any provision at length or in summary form on the face or back of the certificate, the provision may be incorporated by reference on the face or back of the certificate in the manner provided by the Texas Business Corporation Act.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

     Section 8.01. Dividends and Reserves.

          (a) Declaration and Payment. Subject to provisions of the statutes and the Articles of Incorporation (if any) dividends may be declared by the Board of
Directors at any regular or special meeting and may be paid in cash, in property, or in shares of the corporation. Such declaration and payment shall be at the discretion of the Board of Directors.

          (b) Record Date. The Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to receive payment of any dividend, such record date to be not more than fifty days prior to the payment date of such dividend, or the Board of Directors may close the stock transfer books for such purpose for a period of not more than fifty days prior to the payment date of such dividend. In the absence of any action by the Board of Directors, the date upon which the Board of Directors adopt the resolution declaring such dividend shall be the record date.

          (c) Reserves. There may be created by resolution of the Board of
Directors out of the earned surplus of the corporation such reserve or reserves as the directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the corporation, or for such other purpose as the directors shall think beneficial to the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     Section 8.02. Books and Records. The corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and Board of Directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.

                                       -9-

     Section 8.03. Annual Statement. The Board of Directors shall present at each annual meeting of shareholders a full and clear statement of the business and condition of the corporation, including a reasonably detailed balance sheet and income statement.

     Section 8.04. Checks and Notes. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     Section 8.05. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

     Section 8.06. Seal. The corporate seal (of which there may be one or more exemplars) shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Texas." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     Section 8.07. Indemnification. Directors and officers of the corporation shall be indemnified by the corporation to the fullest extent now or hereafter permitted by law in connection with any actual or threatened action or proceedings (including civil, criminal, administrative or investigative proceedings) arising out of their service to the corporation or to another organization at the corporation's request. Such indemnification of directors and officers is hereby made mandatory, and persons who are not directors and officers of the corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors. The provisions of this Section shall be applicable to actions or proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof, and to persons who have ceased to be directors, officers and employees and shall inure to the benefit of their heirs, executors and administrators.

     Section 8.08. Insurance. The corporation may, as the Board of Directors may direct, purchase and maintain insurance on behalf of any person who is or was a
Director, Officer, employee or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust or other enterprise or employee benefit plan, against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the corporation would have the power to indemnify him against that liability under the preceding section of these
By-Laws.

                                      -10-

     Section 8.09. Resignation. Any director, officer or agent may resign by giving written notice to the President or the Secretary. Such resignation shall take effect at the time specified therein, or immediately if no time is specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 8.10. Amendment of By-Laws. These By-Laws may be altered, amended, or repealed at any meeting of the Board of Directors at which a quorum is present, by the affirmative vote of a majority of the Directors present at such meeting, provided notice of the proposed alteration, amendment, or repeal be contained in the notice of such meeting.

     Section 8.11. Meetings by Conference Telephone. Shareholders, members of the Board of Directors or members of any committee designated by the Board, may participate in and hold a meeting of such persons by means of a conference telephone or similar communications equipment through which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this Article shall constitute presence in person at such meeting except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     Section 8.12. Invalid Provision. If any part of these By-Laws shall be held invalid or inoperative for any reason, the remaining parts, so far as possible and reasonable, shall be valid and operative.

     Section 8.13. Table of Contents; Headings. The table of contents and headings used in these By-Laws have been inserted for administrative convenience only and do not constitute matter to be construed in interpretation.

     I, THE UNDERSIGNED, being the Secretary of Paper Chemicals, Inc., DO HEREBY
CERTIFY the foregoing to be the By-Laws of said corporation, as adopted at a meeting of the directors held on the 17 day of November, 1987.

                                           /s/ Elizabeth A Stover
                                           -------------------------------------
                                           Elizabeth A. Stover, Secretary

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